Exhibit 99.1

Precipio Announces Participation Details for Upcoming Shareholder Conference Call

NEW HAVEN, CT, (April 26, 2018) – Specialty diagnostics company Precipio, Inc. (NASDAQ: PRPO), provides details of its previously announced upcoming shareholder conference call scheduled for Monday April 30, 2018 at 4:30PM EST, where management will provide an extensive strategic business update and will respond to questions submitted in advance via email.

Investors wishing to submit questions for management to address during the call may email them to investors@precipiodx.com.

To listen to the call by phone, interested parties within the U.S. should call 1-877-317-6789; International callers should call 1-412-317-6789.

Callers are asked to request the Precipio conference call.

An audio replay of the call will be available approximately 24 hours after the call and may be accessed via Precipio’s website.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries

investors@precipiodx.com

+1-203-787-7888